DRAFT:  August 26, 1996

                     APPLICATION SOFTWARE PURCHASE AGREEMENT

THIS AGREEMENT made as of the 14th day of June, 1996.
BETWEEN:

SHALCOR INVESTMENTS INC. a Saskatchewan corporation having an office in Regina, Saskatchewan (hereinafter referred to as "Shalcor")
OF THE FIRST PART

AND

DATALINK COMMUNICATIONS CORPORATION, a Nevada corporation, having an office in San Jose, California, hereinafter referred to as "Communications")
OF THE SECOND PART

AND

DATALINK SYSTEMS CORPORATION, a Nevada corporation, having an office in Los Gatos, California (hereinafter referred to as "Systems")
OF THE THIRD PART

WHEREAS:

1.  the Vendor is the beneficial owner of the Purchased Assets; and

2. the Vendor has agreed to sell and assign the Purchased Assets to the Purchaser and the Purchaser has agreed to purchase the Purchased Assets on the terms and conditions hereinafter set forth and contained.

NOW THEREFORE THIS AGREEMENT WITNESSETH THAT in consideration of the premises and mutual covenants herein contained, the parties hereto agree as follows:

                                  ARTICLE 1
                               INTERPRETATION
1.1  Definitions

     In this Agreement, the recitals and the schedules, if any, the following words, phrases and expressions shall have the following meanings:

a. "Application Software" means the computer programs consisting of the modules and having the functional and technical specifications more particularly described in Schedule A to this Agreement together with Enhancements;

b. "Asset Valuation Report" means the Indication of Fair Market Value report dated August 21, 1996, prepared for the Purchaser by Corporate Valuation Services Limited effective as of the Valuation Date, as defined in the Asset Valuation Report;

c.  "Closing" has the meaning set out in Section 7.1;

d. "Closing Date" means August 21, 1996, or such other date as the parties may agree;

e. "Confidential Information" of a party (the "Disclosing Party") shall mean information of a confidential and proprietary nature relative to the Disclosing Party or its business and in the case of the Purchaser includes, without limitation, the Purchased Assets from and after the Closing Date and other matters deemed confidential and proprietary by the Disclosing Party, written notice of which is given to the party receiving such information (the "Receiving Party"). Notwithstanding the foregoing, except with respect to the Purchased Assets, "Confidential Information" of the Disclosing Party shall not include:

     i. written information not clearly marked as confidential or oral disclosures not subsequently confirmed in writing as confidential;

     ii.  information which the Receiving Party can demonstrate

          A. was published or generally known in the industry at the time of its disclosure by the Disclosing Party, or became published or generally known in the industry without breach of this Agreement by the Receiving Party;

          B. was known to the Receiving Party at the time of disclosure by the Disclosing Party, independently of the Disclosing Party and without breach of an obligation of confidentiality to the Disclosing Party;

          C. is disclosed to the Receiving Party by a third party which had a right to disclose such information and was not in breach of an obligation of confidentiality to the Disclosing Party;

          D. is independently developed by the Receiving Party without use, directly or indirectly, of any Confidential Information of the Disclosing Party; or
          E. information required to be disclosed pursuant to applicable law, regulation, judicial or administrative order, lawful subpoena or enforceable discovery demand, provided the Receiving Party uses commercially reasonable efforts to obtain confidential treatment of such information.

f.  "Customers" means any person using the Services:

g. "DataLink Entities" means Systems and Communications and "DataLink Entity" means any one of them;

h. "Documentation" has the meaning specified in Subsection v. of the definition of Purchased Assets;

i.  "E-Mail" means electronic mail;

j.  "Effective Date" means July 31, 1996;

k. "Enhancement" means any improvement, revision or other modification made to or replacement of the Application Software by Vendor which is necessary:

     i.  to provide Customers with a then current Service;

     ii. to keep the Service competitive with alternative products available to Customers; and

     iii. to keep the Service compatible with the personal computer and networking technology then in use,

including, without limitation, the changes set out in Appendix A.1 to Schedule A to the extent that the Purchaser, through its agent, continues to believe that they make sense in light of then current market conditions and technical developments;

l. "Infringement Claims" has the meaning specified in Subsection 5.1.b.;

m. "Intellectual Property" has the meaning specified in Subsection i. of the definition of Purchased Assets;

n. "Letter of Representation" means a letter from the Vendor to Corporate Valuation Services Limited in substantially the form attached as Schedule B;

o. "Management Agreement" means the Management and Marketing Agreement to be entered into by the Purchaser and Systems on Closing for the management and marketing of the Purchased Assets;

p. "Note" means the 8.0% Secured Term Note, secured on the Purchased Assets, in substantially the form attached as Schedule D;

q. "Originality Certificate" means the Officer's Certificate in the form attached as Schedule C;

r. "Patent" means the application for patent, a copy of which is attached as Appendix A.1 of Schedule A;

s.  "Purchase Price" has the meaning specified in Section 2.1;

t. "Purchased Assets" means the Application Software and all of the Vendor's property and rights developed, acquired or used in connection with the Application Software including, without limitation:

     i. all products associated with or derivatives of the Application Software and used to provide notification of the delivery of E-Mail messages utilizing wireless technology;

     ii. the benefit of all agreements necessary for the ownership of, operation of, or the realization of the benefit from, the Application Software including, without limitation, all service agreements and third party license agreements;

     iii. customer and supplier lists, inventions including, without limitation, the invention embodied in the Patent, ideas, research, discoveries, designs, systems, patterns, specifications, technology, know-how, formulae, confidential information, data, source codes, object codes, computer software development tools, operating systems, subroutines, algorithms, methods, and processes;

     iv. all intellectual property worldwide including, without limitation, patents, trade marks, copyrights and trade secrets and applications for and the right to apply for any intellectual property (the "Intellectual Property"); and

     v. copies of all records, documents (including, without limitation, user documentation and source code listings), correspondence, notes and rights related to the foregoing ("Documentation");

u.  "Purchase Price" has the meaning set out in Section 2.1;

v.  "Purchaser" means Shalcor and its permitted assigns;

w. "Section" means any section, subsection, article, clause, subclause, paragraph or subparagraph of this Agreement;

x. "Security Agent Agreement" means the Security Agent Agreement to be entered into by Communications, Shalcor and National Trust Company, as security agent, on the Closing, for the purpose of holding the Purchased Assets pursuant to the terms thereof;

y. "Service" means a service that provides screening and notification of the delivery of E-Mail messages utilizing wireless technology which service is currently known as MailXpress;

z.  "Shalcor" means Shalcor Investments Inc. and its successors and assigns;
and

aa.  "Vendor" means Communications and its permitted assigns.

1.2 Interpretation

a. The terms "this Agreement", "hereof" "hereunder" and similar expressions refer to this Agreement and not to any particular Section, Subsection or other portion of this Agreement and include any agreement amending or supplemental to this Agreement. Unless something in the subject matter or context is inconsistent therewith, reference herein to Sections and Subsections are to Sections and Subsections of this Agreement.

b. Except as specifically stated in this Agreement, all references to currency is to Canadian dollars.

c. This Agreement shall be governed by and interpreted in accordance with the laws of the Province of Alberta and the laws of Canada applicable therein, except the conflict of laws rules, and the Parties attorn to the jurisdiction of the Court of Queen's Bench of the Province of Alberta.

d. Wherever the singular, plural, masculine, feminine or neuter is used throughout this Agreement the same will be construed as meaning the singular, plural, masculine, feminine, neuter, body politic or body corporate where the fact or context so requires and the provisions hereof and all covenants herein will be construed to be joint and several when applicable to more than one party.

e. Headings are inserted in the Agreement for convenience of reference only and are not intended to affect the Agreement's interpretation.

1.3  Schedules

     The following schedules are incorporated into and made part of this
Agreement:

     Schedule A   -   Application Software Specifications
     Schedule B   -   Letter of Representation to Corporate Valuation
                      Services Limited
     Schedule C   -   Originality Certificate
     Schedule D   -   Form of Note
     Schedule E   -   Exceptions to the representations and warranties
                      set out in Article 4, if any

                                 ARTICLE 2
                    AGREEMENT TO SELL, ASSIGN AND PURCHASE

2.1 The Vendor hereby sells, assigns and transfers all its right, title and interest in the Purchased Assets to the Purchaser and the Purchaser hereby purchases the entire right, title and interest of the Vendor therein, as of the Effective Date, at and for $39,730,000 (the "Purchase Price") payable in accordance with Article 3 hereof.

2.2 The parties agree that the fair market value of the Purchased Assets is equal to the Purchase Price and agree that this determination is final and conclusive between them.
                                  ARTICLE 3
                          PURCHASE PRICE AND PAYMENT

3.1 The Purchase Price will be payable partly in cash and partly by execution and delivery of the Note for the balance of the Purchase Price as follows:

a. $1,500,000 on Closing, by wire transfer, bank draft or solicitor's trust cheque; and

b. $1,500,000 on or before November 1, 1996, by wire transfer, bank draft or solicitor's trust cheque; and

c.  $ 36,730,000, by execution and delivery of the Note;

3.2 The Purchaser will deduct and remit any withholding tax required to be deducted and remitted in connection with any payment made under this Section 3.1.

3.3 The Purchaser will not be responsible for any taxes, levies or other similar assessments including, without limitation, sales or use taxes payable in connection with the purchase and sale contemplated by this Agreement, if any.
                                 ARTICLE 4
                        REPRESENTATIONS AND WARRANTIES

4.1 Each of the DataLink Entities hereby, jointly and severally, undertakes, represents and warrants to the Purchaser at the date hereof, at the Closing Date and at the date of the payment referred to in Subsection 3.1 b. and acknowledges that the Purchaser is relying on such undertakings, representations and warranties that:

a. each of the DataLink Entities is a corporation (i) duly incorporated and organized, validly subsisting and in good standing under the laws of the jurisdiction of its incorporation; (ii) duly authorized, with the necessary and sufficient permits and licenses to enable it to own its properties and to carry on its business as presently owned and carried on by it; and
(iii) having the power and authority and right to enter into this Agreement and each and every agreement and document to be executed and delivered by it pursuant hereto and to perform each of its obligations as therein and herein contained;

b. neither execution nor delivery of this Agreement and each and every other agreement executed and delivered by the DataLink Entities pursuant hereto nor the fulfilment or compliance with any of the terms hereof or thereof will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, the articles and by-laws, as amended, of the DataLink Entities or any material agreement or instrument to which the DataLink Entities or either of them is subject or will require any consent or other action by any person or administrative or governmental body;

c. the Vendor now has and on the Closing Date will have good and marketable title, free and clear of any and all claims, liens, encumbrances, mortgages, security interests and charges, licenses or rights of other persons whatsoever to all of the Purchased Assets except as set out in Subsection 4.1 c. of Schedule E;

d. there are no agreements or contracts or other documents pertaining to the acquisition or development of the Purchased Assets except as set out in Subsection 4.1 d. of Schedule E, copies of which have been delivered to the Purchaser and its counsel;

e. the names of the individuals involved in the development of the Application Software are set out in Subsection 4.1 e. of Schedule E and all these individuals were:

     i. employees of the Vendor or its predecessor in interest who worked within the scope of their employment to develop the Application Software or part of it; or

     ii. independent contractors or employees of independent contractors which contractors were subject to agreements assigning their interest, if any, in the Application Software to the Vendor or its predecessor in interest, a description of which agreements is set out in Subsection 4.1 d. of Schedule E and copies of which agreements have been delivered to the Purchaser and its counsel;

f. the Application Software does not contain any third party software except as set out in Subsection 4.1 f. of Schedule E, and the Vendor has licenses for such third party software which allow the Vendor to market such software, directly or indirectly through sublicensees, as part of the Application Software and those licenses are assignable and will be assigned to the Purchaser on Closing;

g. the Application Software was not derived from any third party's pre-existing material except as set out in Subsection 4.1 g. of Schedule E, all right, title and interest to which material was acquired by the Vendor pursuant to the agreements identified in Subsection 4.1 d. of Schedule E;

h. the Vendor has not used or enforced or failed to use or enforce any Intellectual Property rights or other rights associated with the Application Software in any manner which could adversely affect the validity of the Intellectual Property;

i. to the best of its knowledge there is not, and has not been, any infringement or violation of the Vendor's rights in and to the Intellectual Property;

j. the Vendor has not received notice of any claim of adverse ownership, invalidity or other opposition to or conflict with the Purchased Assets;

k. there are now no and at the Closing Date will be no action, claim or demand or other proceedings pending or, to the best of its knowledge, threatened against the DataLink Entities before any court or administrative agency which could materially adversely affect the financial condition or overall operations of the DataLink Entities or either of them generally or the Purchased Assets, and no judgment, order or decree enforceable against the Vendor which does involve or may require the expenditure of money as a condition to or a necessity for the right or ability of the Purchaser to conduct its business involving the Purchased Assets;

l. it has not entered into any agreement which would entitle any person to any valid claim against the Purchaser for a broker's commission, finder's fee or any like payment in respect of the purchase and sale of the Purchased Assets or any other matters contemplated by this Agreement;

m. the Application Software has been developed in accordance with good professional standards applicable in the computer software industry including, without limitation, using modern flexible programming languages and development tools and writing computer code to allow the relevant Application Software to run efficiently using the minimum amount of computer memory and disk storage;

n. the Application Software operates in accordance with the applicable associated user Documentation;

o. none of the Purchased Assets has been disclosed to any third party except under obligations of confidentiality, the benefit of which obligations is hereby assigned to the Purchaser;

p. there are no licenses, agreements, approvals or consents required or advisable to enable Systems to lawfully and properly market the Application Software and the service based on the Application Software in Canada and the United States and no such licenses, agreements, approvals or consents will be required by the Purchaser;

q. it has not done anything so as to preclude the Purchaser from having full enjoyment and quiet possession of the Purchased Assets;

r. there are no outstanding options, agreements of purchase and sale or other agreements or commitments obligating the Vendor to sell the Purchased Assets or any of it, except pursuant to this Agreement;

s. there are no taxes, levies or other similar assessments including, without limitation, sales, use or other taxes payable by the Owner in connection with the purchase and sale contemplated by this Agreement;

t.  the Application Software is available for use;

u.  the Purchased Assets are not used in carrying on a business in Canada;

v. the ASSUMPTIONS, referred to in the Asset Valuation Report, are true and correct; and

w. the Application Software is application software and is not systems software as the terms "application software" and "systems software" are generally used and understood in the computer industry.

All of the representations, warranties and covenants contained in this Agreement and made and to be made by the DataLink Entities will survive the Closing Date and continue in full force and effect for the benefit of the Purchaser while any money due on the Note is outstanding.

4.2  Representations and Warranties of the Purchaser

     The Purchaser undertakes, represents and warrants to the Vendor at the date hereof and at the Closing Date and acknowledges that the Vendor is relying on such undertakings, representations and warranties that the Purchaser is now and on the Closing Date will be a corporation (i) duly incorporated and organized, validly subsisting and in good standing under the laws of the jurisdiction of its incorporation; and (ii) having the corporate power and authority and right to enter into this Agreement and each and every agreement to be executed and delivered by the Purchaser pursuant hereto and to perform each of its obligations as therein and herein contained to purchase the Purchased Assets in accordance with the terms of this Agreement.

     The representations, warranties and covenants contained in this Agreement and made and to be made by the Purchaser will survive the Closing Date and continue in full force and effect for the benefit of the Vendor while any money due on the Note is outstanding.

                                 ARTICLE 5
                                 COVENANTS

5.1  DataLink Entities' Assumption of Liability and Indemnity

     Each of the DataLink Entities hereby, jointly and severally, covenants and agrees to be liable to the Purchaser for and to indemnify and save harmless the Purchaser from and against, effective as and from the Closing Date, any claims, demands, actions, causes of action, damage, loss, costs (including legal costs on a solicitor and his own client basis), liability or expense which may be made or brought against the Purchaser and which it may suffer or incur as a result of, in respect of, or arising out of:

a. any non-fulfilment of or breach of any covenant, undertaking, representation or warranty on the part of the DataLink Entities, or any of them, under this Agreement or any document or instrument contemplated by this Agreement; and

b. subject to Section 5.3, infringement of any third party rights to the Intellectual Property as a result of the use of the Intellectual Property by the Purchaser on or after the Closing Date ("Infringement Claims").

5.2  Purchaser's Assumption of Liability and Indemnity

     The Purchaser hereby covenants and agrees to be liable to the Vendor for and to indemnify and save harmless the Vendor from and against, effective as and from the Closing Date, any claims, demands, actions, causes of action, damage, loss, costs (including legal costs on a solicitor and his own client basis), liability or expense which may be made or brought against the Vendor and which it may suffer or incur as a result of, in respect of, or arising out of any non-fulfilment of or breach of any covenant, undertaking, representation or warranty on the part of the Purchaser under this Agreement or any document or instrument contemplated by this Agreement.

5.3  Limitation on Indemnity for Infringement Claims

     The Vendor's obligation to indemnify the Purchaser, set out in subsection 5.1 b. is subject to the Purchaser providing the Vendor with prompt notice of any Infringement Claims forthwith upon the Purchaser receiving notice of such claims. The Purchaser may defend the claim, at its own expense. The Vendor, at its own expense, also has the right to defend any Infringement Claim either by itself, if the Purchaser has elected not to do so, or jointly with the Purchaser. The Purchaser will provide reasonable assistance to the Vendor with respect to the defense of any Infringement Claim, at the Vendor's reasonable expense. The Vendor will provide reasonable assistance to the Purchaser with respect to the defense of any Infringement Claim, at the Purchaser's reasonable expense.

5.4  Other Covenants

     The Vendor (and with respect to Section 5.4 e. only, the Purchaser) covenants and agrees as follows:

a. if the transactions contemplated by this Agreement do not close on or before the Closing Date as a result of a breach of this Agreement by the Vendor, then the Vendor will reimburse the Purchaser up to $20,000 of costs incurred by the Purchaser in connection with the transactions contemplated by this Agreement;

b. until the Closing Date, the Vendor will not sell, license or otherwise dispose of any of the Purchased Assets or any part thereof or interest therein, or agree to do so, or enter into any negotiations with a view to any of the foregoing, without the prior approval of the Purchaser;

c. the Vendor will make available to the Purchaser for due diligence investigations, all information, documents and agreements pertaining to the development, acquisition and marketing of the Application Software including, without limitation, all computer code including source code and related documentation, marketing and product business plans and the full cooperation of the DataLink Entities management but no such availability or review of this material will relieve the Vendor of its obligations under this Agreement;

d. the Vendor will complete the Certificate of Originality and deliver it to the Purchaser and the Purchaser's counsel on or before Closing;

e. each Receiving Party that receives Confidential Information from the Disclosing Party shall maintain such Confidential Information in confidence, shall not reveal the same to any third party (other than its employees on a need to know basis in connection with the Receiving Party's performance under this Agreement or the Management Agreement) and shall not use such Confidential Information, directly or indirectly, for any purpose other than as required in the performance of this Agreement or the Management Agreement; and

f. the Vendor will acquire, at its expense and in the Purchaser's name, licenses for any third party software comprising part of the Purchased Assets not assignable or assigned by the Vendor to the Purchaser.

                                 ARTICLE 6
                            CONDITIONS PRECEDENT

6.1 The obligations of the Purchaser hereunder will be subject to the satisfaction or compliance with, at or before Closing, of each of the following conditions precedent (each of which is hereby acknowledged to be included for the exclusive benefit of the Purchaser and may be waived in writing in whole or in part):

a.  the execution and delivery of the Management Agreement by the Vendor;

b. all legal and regulatory approvals and consents, whether from shareholders, governmental authorities or other third parties necessary to the completion of the transactions contemplated by the terms of this Agreement have been obtained;

c. there will have been no material adverse change, financial or otherwise, in the DataLink Entities or the Purchased Assets;

d. the Vendor will have performed or complied with, in all respects, all of its undertakings, covenants and agreements hereunder to be performed or complied with; and

e. the representations and warranties of the Vendor contained in Section 4.1 will be true and correct on Closing.

6.2 The obligations of the Vendor hereunder will be subject to the satisfaction or compliance with, at or before Closing, of each of the following conditions precedent (each of which is hereby acknowledged to be included for the exclusive benefit of the Vendor and may be waived in writing in whole or in part):

a. the execution and delivery of the Note, the Management Agreement and the Security Agent Agreement by the Purchaser;

b. the Purchaser will have performed or complied with, in all respects, all of its undertakings, covenants and agreements hereunder to be performed or complied with; and

c.  the representations and warranties of the Purchaser contained in
Section 4.2 will be true and correct on Closing.

                                   ARTICLE 7
                                   CLOSING

7.1 The transaction of purchase and sale contemplated by this Agreement will be completed at 3:00 P.M. on the Closing Date at the offices of the Purchaser's Solicitors ("Closing").

7.2 This Agreement and its component parts will not merge upon Closing or on execution, delivery or registration of any documents executed, delivered or registered pursuant to this Agreement or otherwise, but will survive Closing.

7.3 At the Closing the Vendor will duly execute and deliver or cause to be executed and delivered to the Purchaser the following:

a.  a bill of sale assigning the Purchased Assets to the Purchaser;

b.  the Management Agreement;

c.  the Originality Certificate;

d.  the Letter of Representation;

e.  the Security Agent Agreement;

f. copies of the Purchased Assets including, without limitation, copies of all Documentation;

g. certified copies of resolutions of the directors of the DataLink Entities authorizing the transactions; and

h. such other agreements and documents as the Purchaser may reasonably request to give effect to the terms and conditions of this Agreement.

7.4 At Closing the Purchaser will execute and deliver or cause to be executed and delivered the following:

a. wire transfer, bank draft or solicitor's trust cheque for the cash amount of the Purchase Price payable on Closing pursuant to Section 3.1, subject to any withholding tax payable in connection with such payment;

b.  the Note;

c.  the Management Agreement;

d.  the Security Agent Agreement;

e. a certified copy of a resolution of the directors of the Purchaser authorizing the transactions; and

f. such other agreements and documents as the Vendor may reasonably request to give effect to the terms and conditions of this Agreement.

7.5 At Closing, the Purchaser, with the Vendor's assistance, will be entitled to have a hard copy of the Purchased Assets printed out or, at the Purchaser's option, copied electronically to disks, tapes or other storage media of the Purchaser's choice and the printed or electronic copies delivered to the Purchaser.

7.6 At Closing and as security for its obligations under the Note the Purchaser will deliver to the Security Agent, under the Security Agent Agreement, the source code for the Application Software delivered to the Purchaser by the Vendor.
                                   ARTICLE
                                   NOTICES

8.1 Every request, notice, statement, communication, bill or waiver provided for in this Agreement shall be in writing and shall be directed to whom it is to be given, made or delivered at such person's address for service as specified in this Section and may be served:

a. personally, by delivering it to whom it is to be served during that person's normal business hours. Any personally served notice shall be deemed to be received by the addressee, for the purposes of this Agreement, when actually delivered as aforesaid; or

b. by telecopy (or by any other like method by which a written and recorded message may be sent) directed to whom it is to be given, unless the sender is aware that the relevant receiving equipment is not functioning properly. Any notice so served shall be received by the addressee, for the purposes of this Agreement upon written acknowledgment of receipt of such telecopy.

8.2 The addresses for service of notices hereunder of the following persons shall be:
          the DataLink Entities:     c/o DataLink Systems Corporation
                                     17420 High Street
                                     Los Gatos, California
                                     Attention:   President

          Purchaser:                 Shalcor Investments Inc.
                                     2398 Scarth Street
                                     Regina, Saskatchewan
                                     SAP 2J7
                                     Attention:   Secretary-Treasurer
                                     Fax No. 306-522-8190

8.3 Any of the foregoing may change their address for service in this Section by notice given in accordance with this Section.

                                  ARTICLE 9
                                MISCELLANEOUS
9.1  Severability

     If any one or more of the provisions or parts thereof contained in this Agreement should be or become invalid, illegal or unenforceable in any respect in any jurisdiction, the remaining provisions or parts thereof contained herein will be and will be conclusively deemed to be, as to such jurisdiction, severable therefrom and:

a. the validity, legality or enforceability of such remaining provisions or parts thereof will not in any way be affected or impaired by the severance of the provisions or parts thereof severed; and

b. the invalidity, illegality or unenforceability of any provision or part thereof contained in this Agreement in any jurisdiction will not affect or impair such provision or part thereof or any other provisions of this Agreement in any other jurisdiction.

9.2  Further Assurances

     Each of the parties will, at any time and from time to time at the request of the other, execute and deliver any and all such further instruments or assurances as may be necessary or desirable to give effect to the terms and conditions of this Agreement.

9.3  Counterpart and Facsimile Execution

    This Agreement may be executed in one or more counterparts and may be executed by facsimile signatures and all such counterparts and facsimile signatures taken together will constitute one and the same Agreement and will be binding on the parties as if they had originally signed one copy of this Agreement.

9.4  Assignment

     Shalcor may assign all or part of its interest in this Agreement and the Purchased Assets to its affiliates or associates, to the affiliates or associates of Transprairie Energy Management Ltd. and to persons related to them:

a.  by giving written notice of the names and addresses of the assignees; and

b. by delivering to the Vendor a written undertaking of the assignees acknowledging receipt of a copy of this Agreement and agreeing to be bound by the terms and conditions of the Agreement severally and not jointly with any other person and only to the extent of the assignee's undivided interest in the Purchased Assets.

     The Vendor may assign this Agreement in whole, but not in part, and only with an assignment of all of its rights and obligations under the Note and the Security Agent Agreement by:

a. giving written notice of the name and address of the assignee;
b. by delivering to the Purchaser a written undertaking of the assignees acknowledging receipt of a copy of this Agreement and agreeing to be bound by the terms and conditions of this Agreement.

9.5  Binding Effect

    This Agreement and all of its provisions will enure to the benefit of the parties and their respective successors and assigns, and will be binding upon the parties and their respective successors and assigns. The expressions the "Vendor" and the "Purchaser" as used herein will include Communication's and Shalcor's assigns whether immediate or derivative, respectively.

9.6  Time of the Essence

     Time will be of the essence of this Agreement.

9.7  Amendment

     This Agreement may be altered or amended in any of its provisions when any such changes are reduced to writing and signed by the parties hereto but not otherwise.

9.8  Costs

     Each party hereto will bear its own legal, accounting and other costs relating to all matters involved in this transaction.

9.9  Confidentiality

     Each of the parties will treat this Agreement and all information relating to this Agreement and the transactions contemplated by this Agreement confidentially and no public disclosure by any party will be made without the prior approval of the other, not to be unreasonably withheld, except as legally required by a party to satisfy disclosure obligations to shareholders and regulators, in which case simultaneous notice of such disclosure will be given to the other parties.

9.10  Entire Agreement

     This Agreement, the Management Agreement, the Security Agent Agreement, the Note and the exhibits and schedules referenced in each of the foregoing constitute the entire Agreement among the parties and supersedes all proposals, oral or written, and all other communications among them relating to the subject matter hereof.

     IN WITNESS WHEREOF the Parties hereto have executed this Agreement on the day first above written.

     IN WITNESS WHEREOF the parties hereto have property executed this Agreement.

                                DATALINK COMMUNICATIONS CORPORATION

                                /s/ Datalink Communications Corporation


                                DATALINK SYSTEMS CORPORATION

                                 /s/ Datalink Systems Corporation


                                SHALCOR INVESTMENTS INC.

                                /s/ Shalcor Investments Inc.

                                  SCHEDULE A

                       APPLICATION SOFTWARE DESCRIPTION

MailXpress

     FUNCTIONAL SPECIFICATIONS

     The application software necessary to provide the Service including, without limitation, the following modules developed or licensed by the Vendor:

     Post.Office MTA           Licensed from Software.com Inc.

     Post.Office Files         Standard Windows Nt flat files

     MailAlert Robot           Developed by Communications

     DataLink Database         Paradox using Borland Database Engine

     Auto Attendant System     Licensed from Stylus Innovation Inc.
                               and Dialogic

     MailAlert Paging          Developed by Communications

     Fax-Back                  Licensed from Omtool Limited

     The above modules have the following general functions:

     Post.Office MTA

     This module stores E-Mail messages whether the message has been forwarded from the Customer's original E-Mail box or has been sent directly through the Internet.

     Post.Office Files

     These files contain the E-Mail messages.

     MailAlert Robot

     This module monitors the E-Mail messages stored in Post.Office Files, using criteria from the DataLink Database to indicate alerts and deletions. Checking is based on Windows NT's procedure "notice of and event". The MailAlert Robot looks for such a notice, in this case, receipt of an E-mail message, then checks the DataLink Database for alert criteria and specifications.

     DataLink Database

     This module stores the Customer defined criteria and specifications for the disposition of E-Mail messages received.

     MailAlert Paging

     This module receives notices from the MailAlert Robot with respect to alerts or notifications to be given to a Customer. It accesses the DataLink Database for the pager phone number of the Customer, the date and serial number of the message, the name of the sender and the description of the message. It formats this information into a string of characters and transmits these through the modem pool to the appropriate paging company using an appropriate paging protocol.

     Fax-Back

     This module consists of an Auto Attendant System that can be accessed by the Customer. With a touch tone phone, a Customer can enter an identification number to request the system to access a specified message and the Customer may arrange to have the full text of the message sent to his primary or secondary fax number or to an adjacent third party fax machine.

     TECHNICAL SPECIFICATIONS

     Certain components of the Application Software are described in more detail in the Patent application attached as Appendix A.1 to this Schedule A.

     ENHANCEMENTS

     Certain Enhancements currently contemplated are set out in Appendix A.2 to this Schedule A, although whether or not these particular Enhancements will be implemented is subject to then current market conditions and available technology.
                                        SCHEDULE B

                       Form of Letter of Representation

                                  SCHEDULE C

                            Originality Certificate

                                  SCHEDULE D

                            8.0% Secured Term Note

                                  SCHEDULE E

             Exceptions to Representations and Warranties, if any.